SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2002

WAYNE BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	014612	34-1516142
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

112 West Liberty Street, Wooster, Ohio	44691
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 264-1222

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

On December 9, 2002, Wayne Bancorp, Inc. and Banc Services Corp. of Orrville, Ohio signed an Affiliation Agreement whereby Banc Services Corp. will be merged with and into Wayne Bancorp, Inc. with Wayne Bancorp surviving, subject to shareholder and regulatory approvals.  Also as a result of this merger, Banc Services Corp.’s wholly owned subsidiary, The Savings Bank & Trust Company, will be merged with and into Wayne Bancorp’s wholly owned subsidiary, Chippewa Valley Bank, under the name, The Savings Bank and Trust Company.  The press release announcing this transaction is attached as Exhibit 99.1.  Also attached is a copy of the Affiliation Agreement and Stifel Nicolaus & Company, Inc.’s analysis of the transaction.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.
Not required.
(b)	Proforma financial information.
Not required.
(c)	Exhibits

Exhibit No.	Description	Page
10	Affiliation Agreement by and between Wayne Bancorp, Inc. and Banc Services Corp.
99.1	Press Release
99.2	Analysis by Stifel Nicolaus & Company, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WAYNE BANCORP, INC.

Date: December 10, 2002	By:	/s/ David P. Boyle
David P. Boyle President and Chief Executive Officer